Exhibit 10.11

Business Operation Agreement

This Business Operation Agreement (the “Agreement”) is entered into by and among the following parties (the “Parties”) on 28 January 2013:

Party A: Kongshan Network Technology (Shanghai) Co., Ltd.

Address: Room B224, Building 4, 2118 Guanghua Road, Minhang District, Shanghai

Legal representative: Shiwei Xu

Party B: Shanghai Qiniu Network Technology Co., Ltd.

Address: Room 1203-15, 6 Weide Road, Yangpu District, Shanghai

Legal representative: Shiwei Xu

Party C:

Shiwei Xu (ID card number: *)

Address: *

Guihua Lyu (ID card number: *)

Address: *

Whereas:

1.                    Party A is a wholly foreign-owned enterprise duly registered and validly existing within the territory of the People’s Republic of China;

2.                    Party B is a limited liability company registered in the People’s Republic of China, which is engaged in technology development, technical consultation, technology transfer and technical services in the fields of network technology, computer hardware and information technology, and computer network system engineering services.

3.                    Party A and Party B have established a business relationship by executing the Exclusive Technical Consultation and Management Service Agreement and other agreements; Party B shall make various payments to Party A under these agreements. Therefore, Party B’s daily business activities will have a material effect on its ability to make corresponding payments to Party A;

4.                 Party C are the shareholders of Party B (the “Founding Shareholders”), of which Shiwei Xu holds 73.5% stake in Party B and Guihua Lyu holds 26.5% stake therein.

Accordingly, the Parties hereto have reached the following agreement through friendly negotiations and based on the principle of equality and mutual benefit:

1.                             Obligation of Omission

In order to ensure that Party B performs the various agreements concluded with Party A and the obligations to Party A thereunder, the Founding Shareholders hereby confirm, agree and jointly guarantee, without the prior written consent of Party A or another party designated by Party A, Party B will not conduct any transactions that may materially or adversely affect the company’s assets, business, personnel, obligations, rights or operations, including but not limited to the following:

1.1                               Carrying out any activities beyond the normal business scope of the company or operating the company’s business in a manner inconsistent with its past and conventional practices;

1.2                              Borrowing from any third party or assuming any debt;

1.3                              Changing or dismissing any director or removing any officer of the company;

1.4                               Selling to or acquiring from any third party, or otherwise disposing of, assets or rights of the company, including but not limited to any intellectual property rights;

1.5                               Providing to any third party, any guarantees with the company’s assets or intellectual property rights as the security, or any other forms of guarantees, or creating any other encumbrance on the company’s assets;

1.6                               Amending the company’s articles of association or changing the company’s business scope;

1.7                               Changing the normal business procedures or modifying any major internal rules and regulations of the company;

1.8                               Assigning any rights and obligations under the Agreement to any third party;

1.9                               Making major adjustments to the business model, marketing strategy, business policy or customer relationship of the company; and

1.10                       Making distribution of bonuses and dividends in any form.

2.                             Operation Management and Personnel Arrangements

2.1                                 Party B and the Founding Shareholders hereby agree to accept and implement strictly Party A’s suggestions on the employment and dismissal of the company’s employees, the company’s daily operation and management, and the company’s financial management system from time to time.

2.2                                 Party B and the Founding Shareholders hereby agree that the Founding Shareholders will elect the persons designated by Party A to serve as the directors and chairman of Party B in accordance with the procedures stipulated by laws, regulations and the company’s articles of association, and will appoint the persons designated by Party A as the general manager and financial manager and other officers of Party B.

2.3                                 In the case that the directors or officers designated by Party A above leave Party A, regardless of whether they leave the company voluntarily or are dismissed by Party A, they will be disqualified from holding any position in Party B at the same time. In this case, the Founding Shareholders will elect other persons designated by Party A to hold such positions.

2.4                                 For the purpose of Clause 2.3 above, the Founding Shareholders will take all necessary internal and external procedures of the company to complete the above-mentioned dismissal and appointment procedures in accordance with the provisions of the laws, the articles of association and the Agreement.

2.5                                 The Founding Shareholders hereby agree that at the same time as the Agreement is executed, they will sign an irrevocable power of attorney on voting by proxy, according to which the Founding Shareholders will irrevocably authorize Party A to exercise their shareholder rights on their behalf and exercise all shareholder voting rights that the Founding Shareholders have at Party B’s shareholders meeting.

3.                                 Miscellaneous

3.1                                 Where any agreement between Party A and Party B terminates or expires, Party A will have the right to decide whether to terminate all agreements between Party A and Party B, including but not limited to the Exclusive Technical Consultation and Management Service Agreement.

3.2                                 Whereas Party A and Party B have established a business relationship by executing the Exclusive Technical Consultation and Management Service Agreement and other agreements, Party B’s daily business activities will have a material effect on its ability to make corresponding payments to Party A. The Founding Shareholders agree that any bonuses, dividends or any other income or benefits (regardless of its specific form) obtained from Party B as the shareholders of Party B shall be immediately paid or transferred to Party A without any conditions when realized.

4.                                 Entire Agreement and Modifications to the Agreement

4.1                               The Agreement and all agreements and/or documents referred to or expressly contained in the Agreement constitute the entire agreement between the Parties on the subject matter of the Agreement, and supersede all previous agreements, contracts, understandings and communications, oral and written, on the subject matter of the Agreement.

4.2                               Any modification to the Agreement shall not be effective until the Parties have executed a modification agreement in writing. The modification agreement and supplementary agreement related to the Agreement that have been properly executed by the Parties constitute an integral part of the Agreement and have the same legal effect as the Agreement.

5.                                    Governing Laws

The execution, validity, performance and dispute settlement of the Agreement are governed by and construed in accordance with the laws of the People’s Republic of China.

6.                                    Settlement of Disputes

6.1                               When the Parties to the Agreement have a dispute over the construction and performance of the provisions of the Agreement, the Parties shall settle the dispute in good faith through negotiation. If negotiation fails, either Party may file the dispute with the Beijing Arbitration Commission for arbitration in accordance with its arbitration rules in effect at that time. The language used in the arbitration is Chinese. The arbitration award shall be final and binding on the Parties.

6.2                               Except for matters in dispute between the Parties, the Parties shall continue to perform their respective obligations in accordance with the provisions of the Agreement in good faith.

7.                                    Notices

The notices given by the Parties to the Agreement to perform their rights and obligations under the Agreement shall be made in writing and delivered in personal, by prepaid registered mail, accepted express delivery service or graphic fax to a Party or more Parties concerned at the following addresses.

Party A: Kongshan Network Technology (Shanghai) Co., Ltd.

Address: Room B224, Building 4, 2118 Guanghua Road, Minhang District, Shanghai

Tel: *

Attn.: Shiwei Xu

Party B: Shanghai Qiniu Network Technology Co., Ltd.

Address: Room 1203-15, 6 Weide Road, Yangpu District, Shanghai

Tel: *

Attn.: Shiwei Xu

Party C:

Shiwei Xu

Address: *
Tel: *
Attn.: Shiwei Xu

Guihua Lyu

Address: *

Tel: *

Attn.: Guihua Lyu

8.                               Entry into Force and Term of the Agreement and Miscellaneous

8.1                              The written consents, recommendations, designations involving Party A hereunder, and other decisions that have a material effect on Party B’s daily operations, shall be made by Party A’s board of directors.

8.2                              The Agreement is executed by the Parties and takes effect on the date first written above. The Agreement is valid for 10 years, unless early rescinded by Party A. Prior to the expiry of the Agreement, at the request of Party A, the Parties may extend the term of the Agreement to continue to perform the Agreement, or enter into another business operation agreement as requested by Party A.

8.3                              During the term the Agreement, Party B and the Founding Shareholders shall not terminate the Agreement early. Party A shall have the right to terminate the Agreement by giving a written notice to Party B and the Founding Shareholders at any time.

8.4                               Where any term or provision of the Agreement is illegal or unenforceable under applicable laws, such term or provision shall be deemed to have been deleted from the Agreement and become invalid, but other terms and provisions of the Agreement are still valid, and such term or provision shall be deemed not included in the Agreement from the beginning. The Parties shall negotiate together to replace the deleted provisions with legal and effective provisions acceptable to the Parties.

8.5                            Any Party’s failure to exercise any rights, powers or privileges under the Agreement shall not be treated as a waiver . The single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

IN WITNESS WHEREOF, the Parties have made their authorized representatives to execute the Agreement on the date first written above.

(There is no text below)

[There is no text on this page which is the execution page of the Business Operation Agreement]

Party A: Kongshan Network Technology (Shanghai) Co., Ltd.
(seal) Kongshan Network Technology (Shanghai) Co., Ltd.
Signature:	Shiwei Xu
Name: Shiwei Xu
Title: legal representative

Party B: Shanghai Qiniu Network Technology Co., Ltd.
(seal) Shanghai Qiniu Network Technology Co., Ltd.
Signature:	Shiwei Xu
Name: Shiwei Xu
Title: legal representative

Party C:
Shiwei Xu

/s/ Shiwei Xu

Guihua Lyu

/s/ Guihua Lyu

Execution Page